                                                                    EXHIBIT 99.2


                      FARAH INCORPORATED AND SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
              QUARTERS ENDED FEBRUARY 1, 1998 AND FEBRUARY 2, 1997

                                                               FEBRUARY 1,     FEBRUARY 2,
                                                                  1998            1997
                                                              -------------   -------------
                                                                       (UNAUDITED)
                                                              (THOUSANDS OF DOLLARS EXCEPT
                                                                SHARE AND PER SHARE DATA)
Net sales...................................................   $    59,044     $    61,938
Cost of sales...............................................        43,140          44,230
                                                               -----------     -----------
Gross profit................................................        15,904          17,708
Selling, general and administrative expenses................       (14,420)        (16,046)
Royalty income..............................................           345              45
Termination of foreign operations...........................        (3,980)         (2,462)
Relocation expenses.........................................          (792)             --
Production conversion expenses..............................            --            (272)
                                                               -----------     -----------
  Operating loss............................................        (2,943)         (1,027)
Other income (expense):
  Interest expense..........................................        (1,199)           (707)
  Interest income...........................................            30             191
  Foreign currency transaction gains........................           156             111
  Other, net................................................           (83)             42
                                                               -----------     -----------
                                                                    (1,096)           (363)
Loss before for income taxes................................        (4,039)         (1,390)
Income tax provision (benefit)..............................          (969)            565
                                                               -----------     -----------
          Net loss..........................................        (3,070)         (1,955)
Retained earnings:
  Beginning.................................................         8,586           8,316
                                                               -----------     -----------
  Ending....................................................   $     5,516     $     6,361
                                                               ===========     ===========
          Net loss per share -- basic and diluted...........   $     (0.30)    $     (0.19)
                                                               ===========     ===========
Weighted average shares of common stock outstanding -- basic
  and diluted...............................................    10,278,239      10,191,103
                                                               ===========     ===========

     See accompanying notes to condensed consolidated financial statements.

                      FARAH INCORPORATED AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     FEBRUARY 1, 1998 AND NOVEMBER 2, 1997

                                                              FEBRUARY 1,   NOVEMBER 2,
                                                                 1998          1997
                                                              -----------   -----------
                                                                     (UNAUDITED)
                                                                (THOUSANDS OF DOLLARS
                                                                 EXCEPT SHARE DATA)
                                        ASSETS
Current assets:
  Cash......................................................   $  3,351      $  2,332
  Trade receivables, net....................................     29,144        43,053
  Inventories:
     Raw materials..........................................     16,053        12,339
     Work in process........................................     16,756        18,457
     Finished goods.........................................     45,059        43,996
                                                               --------      --------
          Total inventories.................................     77,868        74,792
  Other current assets......................................     10,079        10,851
                                                               --------      --------
          Total current assets..............................    120,442       131,028
Property, plant and equipment, net..........................     34,249        36,033
Other non-current assets....................................     12,403         8,531
                                                               --------      --------
                                                               $167,094      $175,592
                                                               ========      ========

                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt...........................................   $ 33,982      $ 35,572
  Current installments of long-term debt....................      5,647         5,301
  Trade payables............................................     17,587        20,600
  Other current liabilities.................................     11,949        13,492
                                                               --------      --------
          Total current liabilities.........................     69,165        74,965
Long-term debt, excluding current installments..............     15,083        13,771
Other non-current liabilities...............................      2,845         2,957
Deferred gain on sale of building...........................        677         1,185
Shareholders' equity:
  Common stock, no par value, $.01 stated value, 20,000,000
     shares authorized; issued 10,315,264 in 1998 and
     1997...................................................     46,026        46,026
  Additional paid-in capital................................     30,627        30,627
  Cumulative foreign currency translation adjustment........     (2,736)       (2,416)
  Retained earnings.........................................      5,516         8,586
                                                               --------      --------
                                                                 79,433        82,823
  Less: Treasury stock, 36,275 shares in 1998 and 1997, at
     cost...................................................        109           109
                                                               --------      --------
          Total shareholders' equity........................     79,324        82,714
                                                               --------      --------
                                                               $167,094      $175,592
                                                               ========      ========

     See accompanying notes to condensed consolidated financial statements.

                      FARAH INCORPORATED AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              QUARTERS ENDED FEBRUARY 1, 1998 AND FEBRUARY 2, 1997

                                                              FEBRUARY 1,   FEBRUARY 2,
                                                                 1998          1997
                                                              -----------   -----------
                                                                     (UNAUDITED)
                                                               (THOUSANDS OF DOLLARS)
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net loss....................................................    $(3,070)      $(1,955)
Adjustments to reconcile net loss to net cash from operating activities:
  Depreciation and amortization.............................      1,684         1,256
  Amortization of deferred gain on building sale............       (508)         (508)
  Amortization of deferred gain on subsidiary sale..........         --          (784)
  Writedown of property, plant and equipment................      2,856         1,360
  Loss on sale of assets....................................         10            --
  Deferred income taxes.....................................     (1,086)          421
Decrease (increase) in:
  Trade receivables.........................................     13,909         8,094
  Inventories...............................................     (3,076)       (4,272)
  Other current assets......................................        (31)          337
Increase (decrease) in:
  Trade payables............................................     (3,013)       (1,442)
  Other current liabilities.................................     (1,542)       (1,863)
                                                                -------       -------
          Net cash from operating activities................      6,133           644
                                                                -------       -------
CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property, plant and equipment..................     (1,643)       (1,837)
                                                                -------       -------
          Net cash used in investing activities.............     (1,643)       (1,837)
                                                                -------       -------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Net increase (decrease) in short-term debt..................     (1,590)        2,587
Repayment of long-term debt.................................     (1,506)         (366)
Proceeds from sale of common stock..........................         --           491
Other.......................................................       (307)       (1,013)
                                                                -------       -------
          Net cash from (used in) financing activities......     (3,403)        1,699
                                                                -------       -------
Effect of exchange rate changes on cash.....................        (68)         (121)
                                                                -------       -------
          Net increase in cash..............................      1,019           385
          Cash, beginning of quarter........................      2,332         3,777
                                                                -------       -------
          Cash, end of quarter..............................    $ 3,351       $ 4,162
                                                                =======       =======
Supplemental cash flow disclosures:
  Interest paid.............................................    $ 1,243       $   611
  Income taxes paid.........................................         84           161
  Assets acquired through direct financing loans or capital
     leases.................................................      3,163           809
  Property, plant and equipment held for sale and
     transferred to other non-current assets................      2,063            --

     See accompanying notes to condensed consolidated financial statements.

                      FARAH INCORPORATED AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. The attached condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. As a result, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Farah believes that the disclosures made are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in Farah's 1997 Annual Report on Form 10-K.

2. The foregoing financial information reflects all adjustments (which consist only of normal recurring adjustments) which are, in the opinion of management, necessary to present a fair statement of the financial position and the results of operations and cash flows for the interim periods. Certain prior year amounts have been reclassified to conform with the fiscal 1998 presentation.

3. During the first quarter of fiscal 1998, Farah decided to close its finishing facility in Cartago, Costa Rica and reduce sewing operations in Farah's San Jose, Costa Rica facility. Farah recorded a pre-tax charge of $4.0 million in the first quarter of fiscal 1998 on the write-down of its Costa Rican assets to expected realizable value and the accrual of severance payments and other closing expenses. This amount has been classified as "Termination of foreign operations" in the Condensed Consolidated Statement of Operations and Retained Earnings. The reduction of activity in Costa Rica will result in the termination of approximately 680 production and 20 administrative employees at the two facilities. Farah expects the reduction in activity and the termination of the employees to occur prior to the end of fiscal 1998. Farah will hold the Cartago facility for sale, as well as some of the manufacturing equipment in both locations. These assets have a book value of $2.1 million, after a write-down for impairment, and are included in "Other non-current assets" on Farah's February 1, 1998 Condensed Consolidated Balance Sheet. Farah is uncertain as to the timing of the disposal of the Costa Rican assets held for sale.

4. Farah completed the move of its inventory to its new distribution center in March 1998. In moving to the new distribution center, Farah incurred duplicate operating costs, moving expenses, costs associated with testing and modification of systems and procedures, and professional fees of $792,000 in the first quarter of fiscal 1998.

5. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." SFAS 128 superseded APB Opinion No. 15, "Earnings Per Share." SFAS 128 requires dual presentation of basic and diluted earnings per share for entities with complex capital structures. SFAS 128 is effective for interim and annual periods ending after December 15, 1997. Farah has implemented SFAS 128 for the first quarter of fiscal 1998. The first quarter of fiscal 1997 has been restated to conform with the presentation required by SFAS 128. The implementation of this standard did not have a material impact on Farah's calculation of earnings per share for the first quarter of fiscal 1997 or 1998.

   Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by including the potential dilutive effect of securities or contracts that are convertible to common stock such as options and convertible debt. Because Farah experienced net losses in the first quarter of fiscal 1998 and the first quarter of fiscal 1997, the inclusion of the potential common shares would be antidilutive. Therefore, the first quarter fiscal 1998 and first quarter fiscal 1997 calculations of basic net loss per share were identical to the calculations of diluted net loss per share; and no reconciliation of the basic and diluted loss per share calculations is presented.

   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." This statement establishes standards for the reporting and display of comprehensive income and its components. This statement will require additional disclosures and Farah intends to adopt it in fiscal 1998.

   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related information." This Statement requires that public business enterprises report certain information about operating

                      FARAH INCORPORATED AND SUBSIDIARIES
   segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their product and services, the geographic areas in which they operate, and their major customers. Upon adoption of this pronouncement, additional disclosures will be required by Farah. This statement is effective for fiscal years beginning after December 15, 1997. Earlier application is encouraged. Farah intends to adopt this statement for fiscal 1998 year-end disclosures.

   In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 (SFAS 132), "Employers Disclosure About Pension and Other Postretirement Benefits." SFAS 132 revises employers disclosures about pensions and other post-retirement benefit plans. This statement is effective for fiscal years beginning after December 15, 1997, although earlier application is encouraged. Farah intends to adopt this statement in fiscal 1998 year-end disclosures.

6. On January 5, 1997, a fire occurred at Farah's leased garment manufacturing plant in Galway, Ireland, in which certain inventory and manufacturing equipment owned by Farah were either destroyed or damaged. As a result of the fire and its related impact, Farah recorded a charge (after tax and net of insurance proceeds) of $2.5 million in the first quarter of fiscal 1997. This amount has been classified as "Termination of foreign operations" in the first quarter fiscal 1997 Condensed Consolidated Statement of Operations and Retained Earnings. Farah recognized an additional pre-tax loss of $2.6 million in the fourth quarter of fiscal 1997 in connection with the closure of its Irish facilities.

7. Pursuant to a definitive merger agreement dated May 1, 1998, Foxfire Acquisition Corp., a company formed by Tropical Sportswear Int'l corporation ("Tropical") in contemplation of the acquisition (the "Acquisition") of Farah Incorporated, will, subject to conditions, acquire all of the issued and outstanding capital stock of Farah Incorporated. The Acquisition will be financed through senior subordinated notes of Tropical (the "Notes"). The Notes will be jointly and severally guaranteed by Tropical's and Farah Incorporated's domestic subsidiaries. The wholly-owned foreign subsidiaries of Farah Incorporated will not be guarantors with respect to the Notes and are not anticipated to have any credit arrangements senior to the Notes except for their local overdraft facility and capital lease obligations. Proceeds from the Notes will be used to repay amounts outstanding under Farah Incorporated's Credit Agreement and to redeem the 8.5% convertible subordinated debentures.

   The following are the supplemental combining condensed balance sheets as of February 1, 1998 and November 2, 1997 and the supplemental combining condensed statements of operations and of cash flows for the quarters ended February 1, 1998 and February 2, 1997. The only intercompany eliminations are the normal intercompany eliminations with regards to intercompany sales and Farah Incorporated's investment in wholly-owned subsidiaries. Separate complete financial statements of the guarantor subsidiaries are not presented because management has determined that they are not material to investors.

                      FARAH INCORPORATED AND SUBSIDIARIES

                         QUARTER ENDED FEBRUARY 1, 1998

                                                      GUARANTOR     NON-GUARANTOR
                                       PARENT ONLY   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       -----------   ------------   -------------   ------------   ------------
                                                                    (IN THOUSANDS)
Net sales............................    $    --       $49,220         $14,095        $(4,271)       $59,044
Cost of sales........................         --        36,645          10,766         (4,271)        43,140
                                         -------       -------         -------        -------        -------
     Gross profit....................         --        12,575           3,329             --         15,904
Selling, general and administrative
  expenses...........................         --       (10,862)         (3,213)            --        (14,075)
Termination of foreign operations....         --        (1,651)         (2,329)            --         (3,980)
Production conversion expenses.......         --          (792)             --             --           (792)
                                         -------       -------         -------        -------        -------
     Operating loss..................         --          (730)         (2,213)            --         (2,943)
Interest, net........................        (35)       (1,080)            (54)            --         (1,169)
Other, net...........................         --          (144)            217             --             73
Equity in loss from subsidiaries.....     (3,035)           --              --          3,035             --
                                         -------       -------         -------        -------        -------
Loss before income taxes.............     (3,070)       (1,954)         (2,050)         3,035         (4,039)
Income tax provision (benefit).......         --        (1,165)            196             --           (969)
                                         -------       -------         -------        -------        -------
     Net loss........................    $(3,070)      $  (789)        $(2,246)       $ 3,035        $(3,070)
                                         =======       =======         =======        =======        =======

                      FARAH INCORPORATED AND SUBSIDIARIES

                         QUARTER ENDED FEBRUARY 2, 1997

                                                      GUARANTOR     NON-GUARANTOR
                                       PARENT ONLY   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       -----------   ------------   -------------   ------------   ------------
                                                                    (IN THOUSANDS)
Net sales............................    $    --       $51,521         $13,495        $(3,078)       $61,938
Cost of sales........................         --        37,108          10,200         (3,078)        44,230
                                         -------       -------         -------        -------        -------
     Gross profit....................         --        14,413           3,295             --         17,708
Selling, general and administrative
  expenses...........................         --       (12,497)         (3,504)            --        (16,001)
Termination of foreign operations....         --            --          (2,462)            --         (2,462)
Production conversion expenses.......         --          (272)             --             --           (272)
                                         -------       -------         -------        -------        -------
     Operating income (loss).........         --         1,644          (2,671)            --         (1,027)
Interest, net........................        (35)         (485)              4             --           (516)
Other, net...........................         --            81              72             --            153
Equity in loss from subsidiaries.....     (1,920)           --              --          1,920             --
                                         -------       -------         -------        -------        -------
Income (loss) before income taxes....     (1,955)        1,240          (2,595)         1,920         (1,390)
Income tax benefit...................         --           422             143             --            565
                                         -------       -------         -------        -------        -------
     Net income (loss)...............    $(1,955)      $   818         $(2,738)       $ 1,920        $(1,955)
                                         =======       =======         =======        =======        =======

                      FARAH INCORPORATED AND SUBSIDIARIES

                                FEBRUARY 1, 1998

                                         PARENT     GUARANTOR     NON-GUARANTOR
                                          ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------   ------------   -------------   ------------   ------------
                                                                    (IN THOUSANDS)
                                                   ASSETS

Cash...................................  $    --     $    541        $ 2,810        $     --       $  3,351
Accounts receivable, net...............       --       23,194          5,957              (7)        29,144
Inventories............................       --       64,412         13,456              --         77,868
Other current assets...................       --        9,650            429              --         10,079
                                         -------     --------        -------        --------       --------
          Total current assets.........       --       97,797         22,652              (7)       120,442
                                         -------     --------        -------        --------       --------
Property, plant and equipment, net.....       --       27,670          6,579              --         34,249
Other assets, net......................   80,987      (40,914)          (294)        (27,376)        12,403
                                         -------     --------        -------        --------       --------
          Total assets.................  $80,987     $ 84,553        $28,937        $(27,383)      $167,094
                                         =======     ========        =======        ========       ========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt and current
     installments of long-term debt....  $    --     $ 35,710        $ 3,919        $     --       $ 39,629
  Accounts payable.....................       --       13,898          3,696              (7)        17,587
  Accrued compensation and other
     current liabilities...............       --        7,464          4,485              --         11,949
                                         -------     --------        -------        --------       --------
          Total current liabilities....       --       57,072         12,100              (7)        69,165
                                         -------     --------        -------        --------       --------
Long-term debt and capital lease
  obligations..........................    1,663       13,342             78              --         15,083
Other noncurrent liabilities...........       --        6,105            211          (3,471)         2,845
Deferred gain on sale of building......       --          677             --              --            677
Stockholders' equity...................   79,324        7,357         16,548         (23,905)        79,324
                                         -------     --------        -------        --------       --------
          Total liabilities and
            stockholders' equity.......  $80,987     $ 84,553        $28,937        $(27,383)      $167,094
                                         =======     ========        =======        ========       ========

                      FARAH INCORPORATED AND SUBSIDIARIES

                                NOVEMBER 2, 1997

                                       PARENT     GUARANTOR     NON-GUARANTOR
                                        ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       -------   ------------   -------------   ------------   ------------
                                                                  (IN THOUSANDS)
                                                  ASSETS

Cash.................................  $    --     $    536        $ 1,796        $     --       $  2,332
Accounts receivable, net.............       --       36,078          7,490            (515)        43,053
Inventories..........................       --       60,404         14,388              --         74,792
Other current assets.................       --       10,371            480              --         10,851
                                       -------     --------        -------        --------       --------
          Total current assets.......       --      107,389         24,154            (515)       131,028
                                       -------     --------        -------        --------       --------
Property, plant and equipment, net...       --       28,756          7,277              --         36,033
Other assets, net....................   84,377      (44,758)          (239)        (30,849)         8,531
                                       -------     --------        -------        --------       --------
          Total assets...............  $84,377     $ 91,387        $31,192        $(31,364)      $175,592
                                       =======     ========        =======        ========       ========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt and current
     installments of long-term
     debt............................  $    --     $ 36,880        $ 3,993        $     --       $ 40,873
  Accounts payable...................       --       16,471          4,644            (515)        20,600
  Accrued compensation and other
     current liabilities.............       --       10,607          2,885              --         13,492
                                       -------     --------        -------        --------       --------
          Total current
            liabilities..............       --       63,958         11,522            (515)        74,965
                                       -------     --------        -------        --------       --------
Long-term debt and capital lease
  obligations........................    1,663       12,017             91              --         13,771
Other noncurrent liabilities.........       --        6,159            385          (3,587)         2,957
Deferred gain on sale of building....       --        1,185             --              --          1,185
Stockholders' equity.................   82,714        8,068         19,194         (27,262)        82,714
                                       -------     --------        -------        --------       --------
          Total liabilities and
            stockholders' equity.....  $84,377     $ 91,387        $31,192        $(31,364)      $175,592
                                       =======     ========        =======        ========       ========

                      FARAH INCORPORATED AND SUBSIDIARIES

                         QUARTER ENDED FEBRUARY 1, 1998

                                        PARENT-ONLY   GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -----------   ----------   --------------   ------------   ------------
                                                                  (DATA IN THOUSANDS)
CASH FLOWS FROM (USED IN) OPERATING
  ACTIVITIES:
  Net loss............................    $(3,070)     $  (789)       $(2,246)        $ 3,035        $(3,070)
  Adjustments to reconcile net loss to
     net cash from (used in) operating
     activities:
     Depreciation and amortization....         --        1,526            158              --          1,684
     Other adjustments................         --        1,272             --              --          1,272
     Changes in operating assets and
       liabilities....................         --        3,079          3,168              --          6,247
                                          -------      -------        -------         -------        -------
          Net cash from (used in)
            operating activities......     (3,070)       5,088          1,080           3,035          6,133
                                          -------      -------        -------         -------        -------
CASH FLOWS USED IN INVESTING
  ACTIVITIES:
  Purchases of property, plant and
     equipment........................         --       (1,493)          (150)             --         (1,643)
                                          -------      -------        -------         -------        -------
          Net cash used in investing
            activities................         --       (1,493)          (150)             --         (1,643)
                                          -------      -------        -------         -------        -------
CASH FLOWS FROM (USED IN) FINANCING
  ACTIVITIES:
  Net change in debt..................         --       (3,010)           (86)             --         (3,096)
  Net change in equity................       (252)          78           (332)            254           (252)
  Other...............................      3,390         (658)           570          (3,357)           (55)
                                          -------      -------        -------         -------        -------
          Net cash from (used in)
            financing activities......      3,138       (3,590)           152          (3,103)        (3,403)
                                          -------      -------        -------         -------        -------
Effect of exchange rate changes on
  cash................................        (68)          --            (68)             68            (68)
                                          -------      -------        -------         -------        -------
Net increase in cash..................         --            5          1,014              --          1,019
Cash, beginning of period.............         --          536          1,796              --          2,332
                                          -------      -------        -------         -------        -------
Cash, end of period...................    $    --      $   541        $ 2,810         $    --        $ 3,351
                                          =======      =======        =======         =======        =======

                      FARAH INCORPORATED AND SUBSIDIARIES

                         QUARTER ENDED FEBRUARY 2, 1997

                                                                         NON-
                                        PARENT-ONLY    GUARANTORS     GUARANTORS     ELIMINATIONS   CONSOLIDATED
                                        -----------   ------------   -------------   ------------   ------------
                                                                  (DATA IN THOUSANDS)
CASH FLOWS FROM (USED IN) OPERATING
  ACTIVITIES:
  Net income (loss)...................    $(1,955)      $   818         $(2,738)       $ 1,920        $(1,955)
  Adjustments to reconcile net income
     (loss) to net cash from (used in)
     operating activities:............
     Depreciation and amortization....         --         1,048             208             --          1,256
     Other adjustments................         --          (871)          1,360             --            489
     Changes in operating assets and
       liabilities....................         --        (1,710)          2,565             (1)           854
                                          -------       -------         -------        -------        -------
          Net cash from (used in)
            operating activities......     (1,955)         (715)          1,395          1,919            644
                                          -------       -------         -------        -------        -------
CASH FLOWS USED IN INVESTING
  ACTIVITIES:
  Purchases of property, plant and
     equipment........................         --        (1,679)           (158)            --         (1,837)
                                          -------       -------         -------        -------        -------
          Net cash used in investing
            activities................         --        (1,679)           (158)            --         (1,837)
                                          -------       -------         -------        -------        -------
CASH FLOWS FROM (USED IN) FINANCING
  ACTIVITIES:
  Net change in debt..................         --         2,288             (67)            --          2,221
  Net change in equity................       (610)                       (1,113)         1,110           (613)
  Other...............................      2,686             7             548         (3,150)            91
                                          -------       -------         -------        -------        -------
          Net cash from (used in)
            financing activities......      2,076         2,295            (632)        (2,040)         1,699
                                          -------       -------         -------        -------        -------
Effect of exchange rate changes on
  cash................................       (121)           --            (121)           121           (121)
                                          -------       -------         -------        -------        -------
Net increase (decrease) in cash.......         --           (99)            484             --            385
Cash, beginning of period.............         --           542           3,235             --          3,777
                                          -------       -------         -------        -------        -------
Cash, end of period...................    $    --       $   443         $ 3,719        $    --        $ 4,162
                                          =======       =======         =======        =======        =======

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE SHAREHOLDERS OF FARAH INCORPORATED:

     We have audited the accompanying consolidated balance sheets of Farah Incorporated (a Texas corporation) and subsidiaries as of November 2, 1997 and November 3, 1996 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of Farah's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Farah Incorporated and subsidiaries as of November 2, 1997 and November 3, 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

El Paso, Texas
December 17, 1997, except for
the information in Note 13 for
which the date is May 1, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE SHAREHOLDERS OF FARAH INCORPORATED:

     We have audited the accompanying consolidated statements of operations, shareholders' equity, and cash flows of Farah Incorporated (a Texas corporation) and subsidiaries for the year ended November 3, 1995. These financial statements are the responsibility of Farah's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of Farah Incorporated and their subsidiaries' operations and cash flows for the year ended November 3, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas
December 15, 1995
(except with respect to the matter
discussed in Note 13, as to which
the date is May 1, 1998).

                      FARAH INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
      YEARS ENDED NOVEMBER 2, 1997, NOVEMBER 3, 1996 AND NOVEMBER 3, 1995

                                                              1997            1996            1995
                                                          -------------   -------------   -------------
                                                          (THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)
NET SALES...............................................   $   273,719     $   247,598     $   240,797
Cost of sales...........................................       199,790         183,540         185,822
                                                           -----------     -----------     -----------
Gross profit............................................        73,929          64,058          54,975
Selling, general and administrative expenses............        66,436          62,189          68,002
Termination of foreign operations.......................         5,106              --              --
Production conversion expenses..........................         2,061              --              --
Relocation expenses.....................................           904              --              --
                                                           -----------     -----------     -----------
  Operating income (loss)...............................          (578)          1,869         (13,027)
Other income (expense):
  Interest expense......................................        (4,108)         (4,065)         (4,627)
  Interest income.......................................           716             834             901
  Foreign currency transaction gains....................           163             374             512
  Gain (loss) on sale of assets.........................           (24)         10,041             756
  Other, net............................................           203             684             209
                                                           -----------     -----------     -----------
                                                                (3,050)          7,868          (2,249)
                                                           -----------     -----------     -----------
Income (loss) before income taxes.......................        (3,628)          9,737         (15,276)
Income tax provision (benefit)..........................        (3,898)          2,981          (2,335)
                                                           -----------     -----------     -----------
          Net income (loss).............................   $       270     $     6,756     $   (12,941)
                                                           ===========     ===========     ===========
          Net income (loss) per share -- basic and
            diluted.....................................   $       .03     $       .66     $     (1.28)
                                                           ===========     ===========     ===========

          See accompanying notes to consolidated financial statements.

                      FARAH INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                     NOVEMBER 2, 1997 AND NOVEMBER 3, 1996

                                                                1997        1996
                                                              ---------   ---------
                                                              (THOUSANDS OF DOLLARS
                                                               EXCEPT SHARE DATA)
                                      ASSETS
Current assets:
  Cash......................................................  $  2,332    $  3,777
  Trade receivables, net of allowance of $746 in 1997 and
     $662 in 1996...........................................    43,053      41,671
  Inventories:
     Raw materials..........................................    12,339      11,404
     Work-in-process........................................    18,457      15,251
     Finished goods.........................................    43,996      35,378
                                                              --------    --------
          Total inventories.................................    74,792      62,033
  Other current assets......................................    10,851      10,857
                                                              --------    --------
          Total current assets..............................   131,028     118,338
Note receivable.............................................        --       5,260
Property, plant and equipment, net..........................    36,033      25,370
Other non-current assets....................................     8,531       4,895
                                                              --------    --------
                                                              $175,592    $153,863
                                                              ========    ========
                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt...........................................  $ 35,572    $ 20,744
  Current installments of long-term debt....................     5,301       1,288
  Trade payables............................................    20,600      24,038
  Accrued compensation......................................     2,755       3,101
  Other current liabilities.................................    10,737      10,636
                                                              --------    --------
          Total current liabilities.........................    74,965      59,807
Long-term debt, excluding current installments..............    13,771       4,706
Other non-current liabilities...............................     2,957       3,992
Deferred gain on sale of building...........................     1,185       3,218
Commitments and contingencies
Shareholders' equity:
  Common stock, no par value, $.01 stated value, 20,000,000
     shares authorized; issued 10,315,264 in 1997 and
     10,209,246 in 1996.....................................    46,026      46,024
  Additional paid-in capital................................    30,627      29,894
  Cumulative foreign currency translation adjustment........    (2,416)       (742)
  Minimum pension liability adjustment......................        --      (1,243)
  Retained earnings.........................................     8,586       8,316
                                                              --------    --------
                                                                82,823      82,249
  Less: Treasury stock, 36,275 shares, at cost..............       109         109
                                                              --------    --------
          Total shareholders' equity........................    82,714      82,140
                                                              --------    --------
                                                              $175,592    $153,863
                                                              ========    ========

          See accompanying notes to consolidated financial statements.

                      FARAH INCORPORATED AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
      YEARS ENDED NOVEMBER 2, 1997, NOVEMBER 3, 1996 AND NOVEMBER 3, 1995

                                                               CUMULATIVE
                                                                 FOREIGN      MINIMUM
                               COMMON STOCK       ADDITIONAL    CURRENCY      PENSION                 TREASURY STOCK
                           --------------------    PAID-IN     TRANSLATION   LIABILITY    RETAINED    ---------------
                             SHARES     AMOUNT     CAPITAL     ADJUSTMENT    ADJUSTMENT   EARNINGS    SHARES   AMOUNT
                           ----------   -------   ----------   -----------   ----------   ---------   ------   ------
                                                    (THOUSANDS OF DOLLARS EXCEPT SHARE DATA)
BALANCE, NOVEMBER 4, 1994  10,116,616   $46,018    $28,497       $(1,066)     $(1,880)    $ 14,501    36,275    $109
Net loss.................          --        --         --            --           --      (12,941)       --      --
Foreign currency
  translation
  adjustment.............          --        --         --          (229)          --           --        --      --
Minimum pension liability
  adjustment.............          --        --         --            --          245           --        --      --
Exercise of stock options
  and other..............      64,985         6        928            --           --           --        --      --
                           ----------   -------    -------       -------      -------     --------    ------    ----
BALANCE, NOVEMBER 3, 1995  10,181,601    46,024     29,425        (1,295)      (1,635)       1,560    36,275     109
Net income...............          --        --         --            --           --        6,756        --      --
Foreign currency
  translation
  adjustment.............          --        --         --           553           --           --        --      --
Minimum pension liability
  adjustment.............          --        --         --            --          392           --        --      --
Exercise of stock options
  and other..............      27,645        --        469            --           --           --        --      --
                           ----------   -------    -------       -------      -------     --------    ------    ----
BALANCE, NOVEMBER 3, 1996  10,209,246    46,024     29,894          (742)      (1,243)       8,316    36,275     109
Net income...............          --        --         --            --           --          270        --      --
Foreign currency
  translation
  adjustment.............          --        --         --        (1,674)          --           --        --      --
Minimum pension liability
  adjustment.............          --        --         --            --        1,243           --        --      --
Exercise of stock options
  and other..............     106,018         2        733            --           --           --        --      --
                           ----------   -------    -------       -------      -------     --------    ------    ----
BALANCE, NOVEMBER 2, 1997  10,315,264   $46,026    $30,627       $(2,416)     $    --     $  8,586    36,275    $109
                           ==========   =======    =======       =======      =======     ========    ======    ====

          See accompanying notes to consolidated financial statements.

                      FARAH INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
      YEARS ENDED NOVEMBER 2, 1997, NOVEMBER 3, 1996 AND NOVEMBER 3, 1995

                                                                1997       1996       1995
                                                              --------   --------   --------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income (loss)...........................................  $    270   $  6,756   $(12,941)
Adjustments to reconcile net income (loss) to net cash from
  (used in) operating activities:
  Depreciation and amortization.............................     5,675      5,434      4,020
  Amortization of deferred gain on building sale............    (2,033)    (2,032)    (2,032)
  Amortization of deferred gain on subsidiary sale..........    (1,507)    (2,538)        --
  Deferred income taxes.....................................    (5,107)     1,654     (1,934)
  (Gain) or loss on sale of assets..........................        24    (10,041)      (756)
  Write-off of property, plant and equipment................     1,524         --         --
  Loss on discount of note receivable.......................       665         --         --
Decrease (increase) in:
  Trade receivables, net....................................    (1,382)    (1,847)    (2,893)
  Inventories...............................................   (12,759)    10,730      2,661
  Other current assets......................................     1,326      1,931     (1,016)
Increase (decrease) in:
  Trade payables............................................    (3,438)     6,394     (4,662)
  Other.....................................................      (246)      (990)    (1,098)
                                                              --------   --------   --------
          Net cash from (used in) operating activities......   (16,988)    15,451    (20,651)
                                                              --------   --------   --------
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property, plant and equipment..................   (11,618)    (4,397)   (11,756)
Proceeds from disposition of property, plant and
  equipment.................................................        85     22,689      1,785
                                                              --------   --------   --------
          Net cash from (used in) investing activities......   (11,533)    18,292     (9,971)
                                                              --------   --------   --------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Net increase (decrease) in short-term debt..................    14,828    (24,035)    26,771
Proceeds from issuance of long-term debt....................    10,000          4      6,426
Repayment of long-term debt.................................    (3,099)    (9,371)    (1,284)
Proceeds from repayment of note receivable..................     4,935         --         --
Proceeds from sale of common stock..........................       566         19        934
Other.......................................................      (135)      (318)      (923)
                                                              --------   --------   --------
          Net cash from (used in) financing activities......    27,095    (33,701)    31,924
                                                              --------   --------   --------
Effect of exchange rate changes on cash.....................       (19)        78        (17)
                                                              --------   --------   --------
          Net increase (decrease) in cash...................    (1,445)       120      1,285
Cash, beginning of year.....................................     3,777      3,657      2,372
                                                              --------   --------   --------
Cash, end of year...........................................  $  2,332   $  3,777      3,657
                                                              ========   ========   ========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid...............................................  $  4,061   $  4,449   $  4,116
Income taxes paid...........................................     1,364      1,019      1,625
Assets acquired through direct financing loans or capital
  leases....................................................     6,643        726      3,923
Exchange of non-monetary assets.............................      (466)        --         --

          See accompanying notes to consolidated financial statements.

                      FARAH INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            NOVEMBER 2, 1997, NOVEMBER 3, 1996 AND NOVEMBER 3, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     Farah Incorporated is a multinational apparel marketer and manufacturer headquartered in the United States. Farah's principal business is the sale of men's and boys' pants, coats and shirts and women's slacks and skirts. The principal markets for Farah's products are retail customers in the United States, Europe and the South Pacific.

PRINCIPLES OF PRESENTATION

     The consolidated financial statements include the accounts of Farah Incorporated (the "Parent Company") and its subsidiaries ("Farah"). All significant intercompany transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform with the 1997 presentation. The Parent Company's assets consist of investments in and advances to subsidiaries. The Parent Company does not have any significant amount of separate debt, credit facilities or other liabilities, except for the 8.5% convertible subordinated debentures discussed in Note 3.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including inventory markdowns and valuation allowances for deferred taxes. Such estimates and assumptions also affect the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components. Farah has several items of other comprehensive income and will adopt this standard in its 1998 fiscal year.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." This Statement requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their product and services, the geographic areas in which they operate, and their major customers. Upon adoption of this pronouncement, additional disclosures will be required by Farah. This statement is effective for fiscal years beginning after December 15, 1997. Earlier application is encouraged. Farah intends to adopt this statement for fiscal 1998 year-end disclosures.

CASH EQUIVALENTS

     Cash equivalents include demand deposits and short-term investments with original maturities of three months or less. Farah had no cash equivalents at November 2, 1997 and November 3, 1996.

INVENTORIES

     Inventories are stated at the lower of first-in, first-out (FIFO) cost or market and include purchased materials, manufacturing labor and overhead. Market is based upon estimated selling price less costs to sell.

                      FARAH INCORPORATED AND SUBSIDIARIES

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Depreciation is provided by the straight-line method over the estimated useful lives (Note 2) of the related classes of assets.

     Maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. The cost and accumulated depreciation of assets retired or otherwise disposed are removed from the accounts. Generally the resulting gains and losses are included in operations. Gains on assets sold and leased back are recognized over the initial lease term, net of any obligations required by the lease agreements. See Note 7 for further discussion.

INTANGIBLE ASSETS

     At November 2, 1997 and November 3, 1996, intangible assets were approximately $1.0 million and $1.4 million, respectively, and consisted primarily of goodwill and trademarks. Intangible assets are carried at cost less accumulated amortization. Most intangible assets are amortized on a straight-line basis over their estimated useful lives ranging from 2 to 30 years. Amortization expense was $281,000 in 1997, $353,000 in 1996 and $283,000 in 1995.

REVENUE RECOGNITION

     Revenue is recognized upon shipment of product.

ADVERTISING AND PROMOTION COSTS

     Advertising and promotion costs are expensed in the year incurred. Advertising expense was $14.0 million in 1997, $10.7 million in 1996 and $17.0 million in 1995.

FOREIGN CURRENCIES

     Foreign entities whose functional currency is the U.S. dollar translate monetary assets and liabilities at year-end exchange rates and non-monetary items at historical rates. Income and expense accounts are translated at the average rates in effect during the year, except for depreciation which is translated at historical rates. Gains and losses from changes in exchange rates are recognized in consolidated income in the year of occurrence.

     Foreign entities whose functional currency is the local currency translate net assets at year-end rates and income and expense accounts at average exchange rates. Adjustments resulting from these translations are reflected in the Shareholders' equity section titled "Cumulative foreign currency translation adjustment."

     Also included in foreign currency transaction gains and losses for 1997 is a gain of $758,000 due to cumulative translation adjustments transferred from equity to operations upon the sale of one of Farah's foreign subsidiaries.

INCOME TAXES

     Deferred income taxes reflect the tax effect of temporary differences between the amount of assets and liabilities recognized for financial reporting and tax purposes and are measured by applying currently enacted tax laws. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

                      FARAH INCORPORATED AND SUBSIDIARIES

INCOME (LOSS) PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." SFAS 128 supersedes ABP Opinion No. 15, "Earnings Per Share." SFAS 128 requires dual presentation of basic and diluted earnings per share on the face of the income statement for entities with complex capital structures. SFAS 128 has been applied to all years presented. Income per share in 1997 and 1996 is based on the weighted average number of shares and common stock equivalents outstanding. Stock options are included as common stock equivalents under the treasury stock method, where dilutive. The 8.5% convertible subordinated debentures (Note 3), were not considered common stock equivalents as their effect would be anti-dilutive. Loss per share in 1995 is based on the weighted average number of shares outstanding.

     Basic and diluted earnings per share has been calculated based on the weighted average number of shares outstanding for all periods presented (10,252,969 shares, 10,161,762 shares, and 10,122,308 shares for the years ended November 2, 1997, November 3, 1996 and November 3, 1995, respectively); the number of shares used in the diluted calculation does not materially differ from the amount used in the basic calculation.

2. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is comprised of the following:

                                                        ESTIMATED
                                                         USEFUL
                                                      LIVES (YEARS)     1997         1996
                                                      -------------   ---------    ---------
                                                                      (THOUSANDS OF DOLLARS)
Factory machinery and equipment.....................    9-12           $29,594      $27,060
Buildings...........................................    20-50            5,193        5,479
Building improvements...............................    3-20             7,418        4,373
Other fixtures and equipment........................    3-20            16,580       13,813
Land................................................                       770          770
Factory machinery and other fixtures and equipment
  under capital lease...............................                     4,170        3,440
Construction in progress............................                     5,378          937
                                                                       -------      -------
          Total property, plant and equipment.......                    69,103       55,872
Less accumulated depreciation and amortization......                    33,070       30,502
                                                                       -------      -------
          Net property, plant and equipment.........                   $36,033      $25,370
                                                                       =======      =======

     Accumulated amortization on assets under capital leases totaled $2.1 million at November 2, 1997 and $1.3 million at November 3, 1996.

     At November 2, 1997, construction in progress consisted of $3.9 million of equipment purchased for Farah's new distribution center, and approximately $800,000 for hardware, software and installation costs incurred related to replacement of Farah's enterprise wide computer systems. Construction in progress under capital leases was $2.6 million and $348,000 at November 2, 1997 and November 3, 1996, respectively.

     During 1997, Farah closed its manufacturing plant in Galway Ireland and sold its remaining Irish facility located in Kiltimagh. Assets abandoned or sold in Ireland approximated $1.5 million. See additional discussion in Note 8.

     In June 1996, Farah sold its facility located in Piedras Negras, Mexico for a purchase price of approximately $22.2 million in cash. Proceeds from the sale, net of expenses, were used to retire a long-term capital lease obligation of approximately $7.2 plus other long-term obligations. The balance of the proceeds of approximately $13.8 million was applied to Farah's Credit Agreement.

                      FARAH INCORPORATED AND SUBSIDIARIES

     Depreciation and amortization of property, plant and equipment approximated $5.4 million in 1997, $5.1 million in 1996 and $3.7 million in 1995.

3. DEBT AND LIQUIDITY

SHORT-TERM DEBT

     Farah's primary Credit Agreement provides up to $75 million of credit through July 1, 2001, for Farah's United States and United Kingdom operations for either borrowings or letters of credit. The Credit Agreement includes a term loan payable in monthly installments over a 48 month period. The balance of the term loan was $9.2 million as of November 2, 1997. Formulas derived from accounts receivable and inventory define borrowing capacity under the Credit Agreement. The Credit Agreement is collateralized by substantially all assets of Farah U.S.A., Farah U.K. Limited and Savane Direct and is guaranteed by its parent company and each of Farah U.S.A.'s domestic affiliates. Such guarantees are collateralized by substantially all of the assets of the related affiliates. The interest rate for the Credit Agreement and term loan is prime (8 1/2% at November 2, 1997) plus 1/2% for borrowings and 1/6% per month for letters of credit. Farah may also from time to time convert all or part of the loans outstanding under the Credit Agreement or term loan into a loan based on the LIBOR Rate. Upon conversion, the interest rate is be the LIBOR Rate, plus 2.75%. The conversion to and continued applicability of the LIBOR Rate is conditioned upon specific notification requirements, a minimum of $5 million of LIBOR Rate loans outstanding, and various other requirements. At November 2, 1997, Farah had $33.5 million, including $8.0 million of the term loan balance, in LIBOR loans outstanding under the Credit Agreement. Interest rates on the LIBOR contracts outstanding at November 2, 1997 ranged from 8.38% to 8.41%. An unused credit line fee of 1/2% per annum is charged on the unused portion of the line when borrowings decrease below $17.5 million. As of November 2, 1997, usage under the Credit Agreement was $36.5 million (including letters of credit of $1.3 million) and the excess credit line available was $23.5 million. The Credit Agreement restricts certain additional indebtedness and requires the maintenance of minimum tangible net worth, minimum working capital and limits capital expenditures. As of November 2, 1997, Farah was in compliance with these covenants. The Credit Agreement prohibits the payment of dividends by Farah, and except for debt service of Farah's 8.5% convertible subordinated debentures, the Credit Agreement restricts the subsidiaries from transferring substantially all net assets to the Parent Company through intercompany loans, advances or dividends.

     The following table reflects short-term debt balances and interest rates in 1997, 1996 and 1995:

                                                         1997       1996       1995
                                                        -------    -------    -------
                                                           (THOUSANDS OF DOLLARS)
Average outstanding balance...........................  $31,813    $31,473    $36,842
Maximum month-end balance outstanding.................   42,899     41,816     47,338
Weighted average interest rate:
  During year.........................................      9.4%       9.4%       9.7%
  Year-end............................................      8.5        9.2        9.8

                      FARAH INCORPORATED AND SUBSIDIARIES

LONG-TERM DEBT

                                                                  1997          1996
                                                                ---------     --------
                                                                (THOUSANDS OF DOLLARS)
Term note, collateralized by substantially all assets of
  Company, bearing interest at prime plus .5% and LIBOR plus
  2.75% for LIBOR Rate Loans, due July 1, 2001, payable in
  monthly installments of $208,333..........................     $ 9,167       $   --
8.5% convertible subordinated debentures due February 1,
  2004, convertible into Farah's common stock at $15.2375
  per share.................................................       1,663        1,663
Collateralized loan for aircraft purchase...................          --        1,165
Collateralized loan for aircraft purchase bearing interest
  at 8.85%, fixed through April 2, 2000, then at prime plus
  1%, due in monthly installments through April 2, 2007.....       1,078           --
Various notes, collateralized by property, plant and
  equipment, bearing interest at rates ranging from 9.0% to
  10.93%, due in monthly installments through 2001..........       1,288          554
Various obligations under other capital leases..............       5,876        2,612
                                                                 -------       ------
  Total long-term debt......................................      19,072        5,994
  Less current installments.................................       5,301        1,288
                                                                 -------       ------
          Net long-term debt................................     $13,771       $4,706
                                                                 =======       ======

     Installments of long-term debt and capital lease obligations mature as follows:

                                                                            CAPITAL
                                                              LONG-TERM      LEASE
                                                                DEBT      OBLIGATIONS
                                                              ---------   -----------
                                                              (THOUSANDS OF DOLLARS)
1998........................................................   $ 3,237      $2,490
1999........................................................     3,040       1,715
2000........................................................     2,728         957
2001........................................................     1,771         507
2002........................................................       104         445
2003 and beyond.............................................     2,316         819
                                                               -------      ------
                                                                13,196       6,933
Less interest portion.......................................        --       1,057
                                                               -------      ------
                                                               $13,196      $5,876
                                                               =======      ======

     Farah believes that its borrowing availability from its Credit Agreement, its ability to access other capital markets, if necessary, and its projected cash from operations will be sufficient to meet anticipated liquidity requirements for fiscal 1998.

4. EMPLOYEE AND DIRECTOR STOCK OPTIONS AND AWARDS

     Farah has several stock-based compensation plans, which are described below. Farah applies APB Opinion 25 and related Interpretations in accounting for its employee stock-based compensation plans. In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") which, if fully adopted by Farah, would change the methods Farah applies in recognizing the cost of its stock-based compensation plans. Adoption of the cost recognition provisions of SFAS 123 is optional and Farah has decided not to elect these provisions.

                      FARAH INCORPORATED AND SUBSIDIARIES

However, pro forma disclosures as if Farah adopted the cost recognition provisions of SFAS 123 are presented below.

STOCK OPTION PLAN

     The current stock option plan is the Farah Incorporated 1991 Stock Option and Restricted Stock Plan (the "1991 Plan"). Under the 1991 Plan, Farah is authorized to issue up to 1,225,000 shares of common stock pursuant to stock options (or, as described below, as shares of restricted stock). Farah is authorized under the 1991 Plan to grant stock options as incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended) and/or as options that are not intended to qualify as incentive stock options.

     The 1991 Plan provides that the exercise price of any stock option shall be determined by the Stock Option and Compensation Committee in its discretion. All options granted have an exercise price equal to the per share fair market value as of the date of the grant. All stock options granted in 1995 have a term of ten years and vest at the rate of fifty percent (50%) per year on each anniversary of the date of grant, commencing on the first anniversary of the date of grant. The options granted in 1996 and 1997 have a term of approximately ten years, are 50% vested on the date of grant, and fully vest on the first anniversary of the date of grant.

     Farah granted 4,000 options in 1997, 489,000 options in 1996 and 7,000 options in 1995. In accordance with APB 25, Farah has not recognized any compensation cost for the stock options granted in these years.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLANS

     Farah adopted two non-employee director stock option plans, the Farah Incorporated 1988 Stock Option Plan for Non-Employee Directors and the Farah Incorporated 1996 Non-Employee Directors Stock Option Plan (collectively, the "Director Stock Option Plans"). Under the Director Stock Option Plans, Farah is authorized to issue up to 150,000 and 300,000 shares, respectively, of common stock pursuant to stock options to selected directors. Farah is authorized under the Director Stock Option Plans to grant only non-qualified stock options. The Director Stock Option Plans provide that the exercise price of any stock option shall be the fair market value as of the date the option is granted.

     Farah granted options for 57,500, 31,000 and 9,000 shares under the Director Stock Option Plans in 1997, 1996 and 1995, respectively. Stock options granted from the 1988 Stock Option Plan have a term of ten years and are fully vested as of the date of grant. Stock options granted from the 1996 plan have a term of five years and vest at the rate of 50% per year on each anniversary of the date of grant, commencing on the first anniversary of the date of grant. In accordance with APB 25, Farah has not recognized any compensation cost for the stock options granted in 1997, 1996 and 1995.

                      FARAH INCORPORATED AND SUBSIDIARIES

     A summary of the status of Farah's stock options as of November 2, 1997, November 3, 1996 and November 3, 1995 and the changes during the years ended on those dates is presented below:

                                 1997 STOCK OPTIONS      1996 STOCK OPTIONS      1995 STOCK OPTIONS
                                ---------------------   ---------------------   ---------------------
                                NUMBER OF    WEIGHTED   NUMBER OF    WEIGHTED   NUMBER OF    WEIGHTED
                                SHARES OF    AVERAGE    SHARES OF    AVERAGE    SHARES OF    AVERAGE
                                UNDERLYING   EXERCISE   UNDERLYING   EXERCISE   UNDERLYING   EXERCISE
                                 OPTIONS      PRICES     OPTIONS      PRICES     OPTIONS      PRICES
                                ----------   --------   ----------   --------   ----------   --------
Outstanding at beginning of
  year........................   949,713      $ 8.21     455,637      $10.87     478,985      $10.68
Granted.......................    61,500        8.05     520,000        5.94      16,000        8.53
Exercised.....................   (98,650)       5.74      (3,500)       5.48     (25,514)       5.81
Forfeited.....................   (41,000)      14.01     (17,924)      11.08     (10,834)      11.02
Expired.......................    (6,063)       7.50      (4,500)       6.96      (3,000)       9.81
                                 -------                 -------                 -------
Outstanding at end of year....   865,500        8.21     949,713        8.21     455,637       10.87
                                 =======                 =======                 =======
Exercisable at end of year....   801,000        8.25     678,463        9.07     448,637       10.91
Weighted-average fair market
  value of options granted
  during the year.............   $  3.85                 $  2.66                 $  3.78

     As of November 2, 1997, the weighted average remaining term for outstanding options is 7.17 years. The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in 1997, 1996 and 1995: dividend yield of 0% for all years; expected volatility of 45.1% in 1997 and 51.3% in 1996 and 1995; risk-free interest rates are different for each grant and range from 6.1% to 7.1%; and the expected lives of options are different for each grant and range from 3.6 years to 4.8 years.

RESTRICTED STOCK

     Restricted stock may be granted pursuant to the 1991 Plan.

     Farah may grant, as restricted common stock, all or a portion of the 1,225,000 shares of common stock reserved under the 1991 Plan. During fiscal 1997, 1996 and 1995 there were no shares of restricted stock granted.

     During 1994 and 1993, 104,000 and 80,000 shares, respectively, of Farah's common stock were awarded to certain officers and directors pursuant to the 1991 Plan. The awards vest over varying periods ending in 1998, of which 12,500 shares vested in 1997, 37,665 shares vested in 1996 and 62,666 shares vested in 1995. Farah recognizes the expense related to these awards over the period of service specified in the vesting provision of the awards and recorded compensation expense of $77,000 in 1997, $266,000 in 1996 and $704,000 in 1995
for restricted stock awards.

                      FARAH INCORPORATED AND SUBSIDIARIES

PRO FORMA NET INCOME (LOSS) AND NET INCOME (LOSS) PER COMMON SHARE

     Had the compensation cost for Farah's employee based compensation plans been determined consistent with SFAS 123, Farah's net income (loss) and net income (loss) per common share for 1997, 1996 and 1995 would approximate the pro forma amounts below (in thousands except per share data):

                                                              1997     1996     1995
                                                              -----   ------   -------
Net income (loss):
  As reported...............................................  $ 270    6,756   (12,941)
  Pro forma.................................................    (78)   5,945   (12,973)
Net income (loss) per share:
  Basic and diluted as reported.............................  $ .03      .66     (1.28)
  Basic pro forma...........................................   (.01)     .59     (1.28)
  Diluted pro forma.........................................   (.01)     .58     (1.28)

     The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995.

5. INCOME TAXES

     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at November 2, 1997 and November 3, 1996 are as follows:

                                                               1997     1996
                                                              ------   ------
                                                               (THOUSANDS OF
                                                                 DOLLARS)
                                                              ---------------
DEFERRED TAX ASSETS:
  U.S. federal NOL carryforwards............................  $3,949   $2,062
  Foreign NOL carryforwards.................................   1,382      771
  Deferred gains............................................     403    1,871
  Foreign tax credit carryforwards..........................     626      451
  Other accrued expenses....................................   4,031    3,563
  Other.....................................................     759      235
                                                              ------   ------
          Total deferred tax assets.........................  11,150    8,953
                                                              ------   ------
DEFERRED TAX LIABILITIES:
  Tax in excess of financial statement depreciation and
     amortization...........................................   1,732    1,980
  Other.....................................................     699      600
                                                              ------   ------
          Total deferred tax liabilities....................   2,431    2,580
                                                              ------   ------
  Net deferred tax asset....................................   8,719    6,373
  Valuation allowance.......................................  (1,064)  (3,825)
                                                              ------   ------
     Deferred income tax asset, net.........................   7,655    2,548
     Less current portion...................................  (4,207)  (2,548)
                                                              ------   ------
     Long-term deferred income tax asset, net...............  $3,448       --
                                                              ======   ======

     The fiscal 1997 increase in Farah's deferred tax assets was primarily due to Farah's domestic and foreign net operating losses incurred for the year. Realization of the deferred tax assets is dependent upon Farah generating future taxable income from operations in the respective taxing jurisdictions. Farah has domestic net operating loss carryforwards of $11.6 million, of which $7.1 million expire in 2010. The remaining $4.5 million of domestic net operating loss carryforwards expire in 2012. Farah does not believe it is more likely than not that it will generate sufficient taxable income during the carryforward periods for certain portions of the

                      FARAH INCORPORATED AND SUBSIDIARIES
deferred tax assets and accordingly, provided a valuation allowance of $1.1 million and $3.8 million at November 2, 1997 and November 3, 1996, respectively.

     During fiscal 1997, Farah reevaluated the realizability of its deferred tax assets pursuant to the criteria of Statement of Financial Accounting Standards No. 109, and concluded that it is more likely than not that Farah will realize tax benefits associated with its domestic net operating losses, together with certain other tax benefits, that were previously subject to valuation allowance. As a result of this reevaluation, the beginning of the year valuation allowance was reduced by approximately $3.2 million.

     The federal examination of Farah's United States tax returns for fiscal years 1994 and 1995 was completed during the year without any proposed income or expense adjustments or modifications to its tax credits. Farah is waiting for acceptance of the auditor's report from the Joint Committee on Taxation of the United States Treasury Department.

     Income (loss) before taxes and incomes taxes in 1997, 1996 and 1995 are shown below:

                                                            1997      1996       1995
                                                           -------   -------   --------
                                                              (THOUSANDS OF DOLLARS)
INCOME (LOSS) BEFORE INCOME TAXES:
Domestic operations......................................  $  (855)  $ 6,277   $(16,728)
Foreign operations.......................................   (2,773)    3,460      1,452
                                                           -------   -------   --------
          Total consolidated.............................  $(3,628)  $ 9,737   $(15,276)
                                                           =======   =======   ========
INCOME TAX PROVISION:
Domestic operations
  Current................................................  $   668   $   450   $ (1,087)
  Deferred...............................................   (3,956)    1,654     (1,934)
                                                           -------   -------   --------
          Total domestic.................................   (3,288)    2,104     (3,021)
Foreign operations
  Current................................................      541       877        686
  Deferred...............................................   (1,151)       --         --
                                                           -------   -------   --------
          Total foreign..................................     (610)      877        686
                                                           -------   -------   --------
          Total consolidated.............................  $(3,898)  $ 2,981   $ (2,335)
                                                           =======   =======   ========

     The effective tax rate differs from the U.S. statutory rate of 34% as summarized below:

                                                              1997      1996     1995
                                                             -------   ------   -------
                                                               (THOUSANDS OF DOLLARS)
Expected income taxes at U.S. statutory rate...............  $(1,234)  $3,311   $(5,194)
  Non-deductible expenses..................................       92      212        87
  Permanent differences on assets sold.....................       --      172        --
  Effect of differing tax rates in foreign countries.......      191      (91)       46
  Unrecognized deferred tax benefits.......................      244       --     2,633
  U.S. taxes on dividends from foreign countries...........      166       --        93
  Recognition of previously unrecognized deferred tax
     benefits..............................................   (3,226)    (761)       --
  Other....................................................     (131)     138        --
                                                             -------   ------   -------
Income taxes, as reported..................................  $(3,898)  $2,981   $(2,335)
                                                             =======   ======   =======

     At November 2, 1997, Farah's foreign subsidiaries had net deferred tax assets of $2.0 million from net operating loss carryforwards and deferred charges that are available to offset future foreign taxable income. In addition, at November 2, 1997, Farah had $626,000 in foreign tax credit carryforwards to offset any U.S. tax

                      FARAH INCORPORATED AND SUBSIDIARIES
generated by future foreign income repatriated and taxed in the U.S. These credits expire in the years 1998 through 2001 if not used.

     Certain of Farah's foreign subsidiaries have undistributed accumulated earnings of approximately $25.5 million, as adjusted for U.S. tax purposes at November 2, 1997. No U.S. tax has been provided on the undistributed earnings because Farah intends to indefinitely reinvest such earnings in the foreign operations. The amount of the unrecognized deferred tax liability associated with the undistributed earnings that have not been previously taxed in the U.S. was approximately $7.1 million at November 2, 1997. If earnings are repatriated, foreign tax credits can offset a portion of the U.S. tax on such earnings.

6. EMPLOYEE BENEFIT PLANS

     Farah has two retirement plans: (1) a defined contribution plan established pursuant to Section 401(k) of the Internal Revenue Code which covers all non-union U.S. employees, and (2) a defined benefit plan which covers substantially all bargaining unit employees and retirees.

     Under the defined contribution plan, each participant may contribute from 1% to 15% of his/her compensation. Farah matches contributions up to 3% of the participant's compensation. In 1997, 1996 and 1995, Farah's contribution to the plan was approximately $418,000, $306,000 and $444,000, respectively.

     Under the defined benefit plan, the basic monthly pension payable to a participant upon normal retirement equals the product of the participant's monthly benefit rate times the number of years of credited service. Assets of the defined benefit plan are invested primarily in U.S. government obligations, corporate bonds and equity securities.

     Farah's policy is to fund accrued pension cost when such costs are deductible for tax purposes. Net periodic pension cost for the years ended November 2, 1997, November 3, 1996 and November 3, 1995, included the following components:

                                                               1997     1996     1995
                                                              -------   -----   -------
                                                               (THOUSANDS OF DOLLARS)
Service cost-benefits earned during the period..............  $    60   $  64   $    47
Interest cost on projected benefit obligation...............      579     576       577
Actual return on plan assets................................   (1,300)   (786)   (1,514)
Net amortization and deferral...............................      705     263     1,165
                                                              -------   -----   -------
          Net periodic pension cost.........................  $    44   $ 117   $   275
                                                              =======   =====   =======

                      FARAH INCORPORATED AND SUBSIDIARIES

     The following table sets forth the funded status at November 2, 1997 and November 3, 1996, of the defined benefit plan:

                                                               1997      1996
                                                              -------   -------
                                                                (THOUSANDS OF
                                                                  DOLLARS)
ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATION:
Vested benefit obligation...................................  $(7,694)  $(7,601)
Nonvested benefit obligation................................     (129)     (174)
                                                              -------   -------
     Accumulated benefit obligation.........................  $(7,823)  $(7,775)
                                                              =======   =======
Projected benefit obligation................................  $(7,823)  $(7,775)
Plan assets at market value.................................    8,371     7,437
                                                              -------   -------
     Funded status..........................................      548      (338)
Unrecognized transition liability being recognized over
  average future service of plan participants...............      335       401
Unrecognized net loss from past experience different from
  that assumed and effects of changes in assumptions........      793     1,243
Adjustment required to recognize minimum liability..........       --    (1,644)
                                                              -------   -------
          Prepaid/(Unfunded Reserve)........................  $ 1,676   $  (338)
                                                              =======   =======

     In determining the benefit obligations and service cost of Farah's defined benefit plan, weighted average discount rates of 7.5% and 7.75% were used in 1997 and 1996, respectively. The expected long-term rate of return on plan assets was 9.5% in both years.

7. COMMITMENTS AND CONTINGENCIES

LEASE AND CAPITAL EXPENDITURE COMMITMENTS

     During 1988, Farah consummated a sale and leaseback of its main El Paso, Texas, manufacturing and office facility. In connection with the sale, Farah entered into a 10 year operating lease of the facility which expires in May 1998. A deferred gain was recognized on the sale, of which $1.2 million remains to be recognized through 1998. A portion of the sale was paid by delivery of a $7.5 promissory note to Farah, collateralized by a second mortgage on the property. In the fourth quarter of 1997, this note receivable was prepaid by the borrower. In consideration for this prepayment, Farah discounted the note 12.5%. A loss of approximately $665,000 was recognized in this transaction, and is reflected in the caption "Other, net" on the Consolidated Statement of Operations.

                      FARAH INCORPORATED AND SUBSIDIARIES

     Farah and its subsidiaries occupy certain facilities and use certain equipment under operating leases which expire at various dates from fiscal 1998 to 2016. The following is a summary by year of the noncancelable portion of future minimum lease payments under operating leases:

                                                              THOUSANDS
                                                              OF DOLLARS
                                                              ----------
  1998......................................................   $ 8,640
  1999......................................................     5,096
  2000......................................................     3,965
  2001......................................................     3,179
  2002......................................................     2,951
  Later years...............................................    25,185
                                                               -------
Lease payments*.............................................   $49,016
                                                               =======

---------------

* Minimum payments have not been reduced by minimum sublease rental income of $820,000 due in the future under noncancelable subleases.

     Farah has subleased approximately 70% of its El Paso manufacturing facility. The noncancelable portion of future minimum rental income due in 1998 is $820,000.

     Rental expense for all operating leases for 1997, 1996 and 1995 was $8.4 million, $8.2 million and $8.7 million, respectively (net of sublease income of approximately $1.3 million in 1997, $1.1 million in 1996 and $1.0 million in
1995).

     At November 2, 1997, Farah had commitments for capital expenditures of approximately $4.4 million.

CREDIT RISKS

     Financial instruments which potentially expose Farah to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No. 105, consist primarily of cash and trade accounts receivable. Farah restricts investment of cash to financial institutions of high credit standing. In addition, Farah performs ongoing credit evaluations of its customers' financial condition. Farah establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historic trends and other information. Farah's customers are not concentrated in any specific geographic region but are concentrated in the retail industry. In 1997, 1996 and 1995, one U.S. customer accounted for $35.9 million (13.1%), $36.3 million (14.6%) and $30.2 million (12.5%), respectively, of Farah's consolidated sales. In addition, in 1997 and 1996 another U.S. customer accounted for $35.2 million (12.8%) and $26.6 million (10.7%) of consolidated sales, respectively. A third customer accounted for $27.3 million (10.0%) of consolidated sales in 1997.

LEGAL PROCEEDINGS

     Farah is involved in certain legal proceedings in the normal course of business. Based on advice of legal counsel, Farah believes that the outcome of such litigation will not materially affect its consolidated financial position, results of operations or cash flows.

8. TERMINATION OF FOREIGN OPERATIONS, PRODUCTION CONVERSION EXPENSES AND RELOCATION EXPENSES

     Termination of foreign operations. During fiscal 1997, Farah incurred a loss related to a fire and ultimate disposition of its Irish operations. A total loss of approximately $5.1 million was recognized related to these events. This loss resulted mainly from the write-down of fixed assets, severance payments and legal and

                      FARAH INCORPORATED AND SUBSIDIARIES
professional fees incurred. This amount has been classified as "Termination of foreign operations" in the Consolidated Statement of Operations.

     Production conversion expenses. In fiscal 1997, Farah incurred start-up costs related to two new laundry facilities in Juarez and Torreon, Mexico and the expansion of Farah's existing facility in Chihuahua, Mexico. Conversion costs were also incurred as Farah began to source more product from global contractors. Expenses related to these items totaled approximately $2.1 million, and have been separately stated in the line item "Production conversion expenses" in the Consolidated Statement of Operations.

     Relocation expenses. In the third quarter of fiscal 1997, Farah completed its move to new corporate headquarters. In addition, Farah is currently in the process of relocating its distribution center to a new facility from which it expects to realize improved distribution and inventory management efficiencies. Farah anticipates completion of the distribution center relocation in the second quarter of fiscal 1998. In moving to the new headquarters and distribution center, Farah incurred duplicate operating costs, moving expenses and professional fees. These expenses approximated $904,000, and have been separately stated under the caption "Relocation expenses" in the Consolidated Statement of Operations.

9. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by Farah in estimating the fair value disclosures for its financial instruments. For cash and trade receivables, the carrying amounts reported in the Consolidated Balance Sheets approximate fair value because of the short-term maturity of these instruments. The carrying values of the borrowings under the Credit Agreement approximate fair value, as interest rates for these instruments approximate current market rates. The carrying amount of Farah's convertible debentures was $1.7 million at November 2, 1997 and November 3, 1996. The fair value for these debentures for the same periods was $1.3 million and $1.2 million respectively. The fair value of the convertible debentures was based upon quoted market prices at November 2, 1997 and November 3, 1996.

10. GEOGRAPHIC SEGMENT INFORMATION

     Farah is engaged in one business segment. This includes the design, manufacture, distribution and sale of men's, young men's, boys' and women's apparel in the United States and certain foreign countries, principally in Europe and the South Pacific. The following table presents information regarding geographic segments for 1997, 1996 and 1995. Transfers between the United States and foreign areas are recorded at normal selling prices. Operating profit is total revenue less operating expenses. In computing operating profit, general corporate expenses, interest expense and income taxes have been excluded.

                      FARAH INCORPORATED AND SUBSIDIARIES

                                                           1997       1996       1995
                                                         --------   --------   --------
                                                             (THOUSANDS OF DOLLARS)
NET SALES:
  United States to unaffiliated customers..............  $224,051   $199,574   $193,274
  Transfers between areas..............................        --         --        266
                                                         --------   --------   --------
          Total United States..........................   224,051    199,574    193,540
  Europe...............................................    31,752     30,677     32,033
  South Pacific........................................    17,916     17,347     15,490
  Adjustments and eliminations.........................        --         --       (266)
                                                         --------   --------   --------
          Total........................................  $273,719   $247,598   $240,797
                                                         ========   ========   ========
OPERATING PROFIT (LOSS):
  United States........................................  $  5,180   $  1,981   $(12,489)
  Europe...............................................    (4,801)         3        385
  South Pacific........................................     1,970      2,626      1,549
  Adjustments and eliminations.........................        --         --         --
                                                         --------   --------   --------
          Total........................................     2,349      4,610    (10,555)
Net gain (loss) on sale of assets......................       (24)    10,041        755
General corporate expenses.............................    (2,561)    (1,683)    (1,751)
Interest expense, net..................................    (3,392)    (3,231)    (3,725)
                                                         --------   --------   --------
Income (loss) before income taxes......................  $ (3,628)  $  9,737   $(15,276)
                                                         ========   ========   ========
IDENTIFIABLE ASSETS:
  United States........................................  $143,182   $123,520   $146,172
  Europe...............................................    15,513     16,552     17,326
  Far East and the South Pacific.......................    21,000     17,645     14,357
  Adjustments and eliminations.........................    (4,103)    (3,854)    (4,028)
                                                         --------   --------   --------
          Total........................................  $175,592   $153,863   $173,827
                                                         ========   ========   ========

     Approximately 66% and 26% of all product sold in the United States in 1997 was assembled in Mexico and Costa Rica, respectively, in Farah's owned facilities or by contractors. Included in Farah's consolidated balance sheet at November 2, 1997 were net assets located in Mexico and Costa Rica totaling approximately $6.7 million and $8.3 million respectively.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." This Statement requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their product and services, the geographic areas in which they operate, and their major customers. Upon adoption of this pronouncement, additional disclosures will be required by Farah. This Statement is effective for fiscal years beginning after December 15, 1997. Earlier application is encouraged. Farah intends to adopt this statement for its 1998 fiscal year.

                      FARAH INCORPORATED AND SUBSIDIARIES

11. QUARTERLY UNAUDITED INFORMATION

     Quarterly unaudited information for fiscal 1997 compared to fiscal 1996 is as follows:

                                         FIRST        SECOND         THIRD        FOURTH
                                        QUARTER       QUARTER       QUARTER       QUARTER
                                      -----------   -----------   -----------   -----------
                                            (THOUSANDS OF DOLLARS EXCEPT SHARE DATA)
1997
Net sales...........................  $    61,938   $    70,771   $    64,256   $    76,754
Gross profit........................       17,708        19,888        16,723        19,610
Net income (loss)...................       (1,955)        3,211          (403)         (583)
Net income (loss) per share -- basic
  and diluted.......................         (.19)          .31          (.04)         (.06)
Weighted average shares of common
  stock outstanding -- basic........   10,191,103    10,265,762    10,276,022    10,278,989
Weighted average shares of common
  stock and common stock equivalents
  outstanding -- diluted............   10,191,103    10,543,165    10,276,022    10,278,989
1996
Net sales...........................  $    51,510   $    64,058   $    55,973   $    76,057
Gross profit........................       13,797        16,134        14,562        19,565
Net income (loss)...................         (989)         (176)        6,887         1,034
Net income (loss) per
  share -- basic....................         (.10)         (.02)          .68           .10
Net income (loss) per
  share -- diluted..................         (.10)         (.02)          .67           .10
Weighted average shares of common
  stock outstanding -- basic........   10,149,070    10,167,647    10,166,594    10,169,739
Weighted average shares of common
  stock and common stock equivalents
  outstanding -- diluted............   10,149,070    10,161,647    10,344,513    10,234,442

     In the first quarter of 1997 an after tax loss of $2.5 million was recorded related to a loss incurred in one of Farah's Irish facilities, as a result of a fire.

     In the fourth quarter of 1997 an additional after tax loss of $1.1 million was recorded related to the final disposition of Farah's Irish facilities.

     In the third quarter of 1996, Farah sold its Piedras Negras, Mexico facility, resulting in an after-tax gain of approximately $6.9 million.

12. SUBSEQUENT EVENTS

     Subsequent to November 2, 1997, Farah's Board of Directors approved the closure of Farah's finishing facility in Cartago, Costa Rica and a reduction of sewing operations in Farah's San Jose, Costa Rica facility. The Cartago facility, as well as some of the manufacturing equipment in both locations will be held for sale. Farah expects to record a pre-tax charge of $3.5 to $4.0 million in the first quarter of 1998 on the write-down of these assets to expected realizable value and the accrual of costs related to severance payments and other closing expenses. Approximately 680 production and 20 administrative employees will be terminated between the two facilities. Farah expects the completion of these events to occur prior to the end of fiscal 1998. This decision will eliminate certain fixed costs and should result in lower product costs as Farah sources more goods from Mexico and other lower cost suppliers (See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors Affecting Farah's Business and Prospects").

                      FARAH INCORPORATED AND SUBSIDIARIES

13. RECENT DEVELOPMENT -- MERGER AGREEMENT AND SUPPLEMENTAL COMBINED CONDENSED FINANCIAL STATEMENTS

     Pursuant to a definitive merger agreement dated May 1, 1998, Foxfire Acquisition Corp., a company formed by Tropical Sportswear Int'l Corporation ("Tropical") in contemplation of the acquisition (the "Acquisition") of Farah Incorporated will, subject to conditions, acquire all of the issued and outstanding capital stock of Farah Incorporated. The Acquisition will be financed through senior subordinated notes of Tropical (the "Notes"). The Notes will be jointly and severally guaranteed by Tropical's and Farah Incorporated's domestic subsidiaries. The wholly-owned foreign subsidiaries of Farah Incorporated will not be guarantors with respect to the Notes and are not anticipated to have any credit arrangements senior to the Notes except for their local overdraft facility and capital lease obligations. Proceeds from the Notes will be used to repay amounts outstanding under Farah Incorporated's Credit Agreement and to redeem the 8.5% convertible subordinated debentures.

     The following are the supplemental combining condensed balance sheets as of November 2, 1997 and November 3, 1996 and the supplemental combining condensed statements of operations and of cash flows for each of the three years in the period ended November 2, 1997. The only intercompany eliminations are the normal intercompany eliminations with regards to intercompany sales and Farah Incorporated's investment in the wholly-owned subsidiaries. Separate complete financial statements of the guarantor subsidiaries are not presented because management has determined that they are not material to investors.

                      FARAH INCORPORATED AND SUBSIDIARIES

                          YEAR ENDED NOVEMBER 2, 1997

                                                PARENT    GUARANTOR     NON-GUARANTOR
                                                 ONLY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                ------   ------------   -------------   ------------   ------------
                                                                          (IN THOUSANDS)
Net sales.....................................  $  --      $224,051        $65,269        $(15,601)      $273,719
Cost of sales.................................     --       167,078         48,313         (15,601)       199,790
                                                -----      --------        -------        --------       --------
  Gross profit................................     --        56,973         16,956              --         73,929
Selling, general and administrative
  expenses....................................     --        51,100         15,336              --         66,436
Termination of foreign operations.............     --         3,493          1,613              --          5,106
Production conversion expenses................     --         2,061             --              --          2,061
Relocation expenses...........................     --           904             --              --            904
                                                -----      --------        -------        --------       --------
  Operating income (loss).....................     --          (585)             7              --           (578)
Interest, net.................................   (141)       (3,165)           (86)             --         (3,392)
Other, net....................................     --          (201)           543              --            342
Equity in earnings of subsidiaries............    411            --             --            (411)            --
                                                -----      --------        -------        --------       --------
Income (loss) before income taxes.............    270        (3,951)           464            (411)        (3,628)
Income tax provision (benefit)................     --        (4,439)           541              --         (3,898)
                                                -----      --------        -------        --------       --------
         Net income (loss)....................  $ 270      $    488        $   (77)       $   (411)      $    270
                                                =====      ========        =======        ========       ========

                          YEAR ENDED NOVEMBER 3, 1996

                                              PARENT     GUARANTOR     NON-GUARANTOR
                                               ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                              -------   ------------   -------------   ------------   ------------
                                                                         (IN THOUSANDS)
Net sales...................................  $    --     $199,574        $66,103        $(18,079)      $247,598
Cost of sales...............................       --      152,107         49,512         (18,079)       183,540
                                              -------     --------        -------        --------       --------
  Gross profit..............................       --       47,467         16,591              --         64,058
Selling, general and administrative
  expenses..................................       --       48,271         13,918              --         62,189
                                              -------     --------        -------        --------       --------
  Operating income (loss)...................       --         (804)         2,673              --          1,869
Interest, net...............................     (141)      (3,006)           (84)             --         (3,231)
Other, net..................................       --       10,308            791              --         11,099
Equity in earnings of subsidiaries..........    6,897           --             --          (6,897)            --
                                              -------     --------        -------        --------       --------
Income before income taxes..................    6,756        6,498          3,380          (6,897)         9,737
Income tax provision........................       --        2,103            878              --          2,981
                                              -------     --------        -------        --------       --------
         Net income.........................  $ 6,756     $  4,395        $ 2,502        $ (6,897)      $  6,756
                                              =======     ========        =======        ========       ========

                          YEAR ENDED NOVEMBER 3, 1995

                                              PARENT     GUARANTOR     NON-GUARANTOR
                                               ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             --------   ------------   -------------   ------------   ------------
                                                                        (IN THOUSANDS)
Net sales..................................  $     --     $193,540        $73,225        $(25,968)      $240,797
Cost of sales..............................        --      154,235         57,555         (25,968)       185,822
                                             --------     --------        -------        --------       --------
  Gross profit.............................        --       39,305         15,670              --         54,975
Selling, general and administrative
  expenses.................................        --       53,872         14,130              --         68,002
                                             --------     --------        -------        --------       --------
  Operating income (loss)..................        --      (14,567)         1,540              --        (13,027)
Interest, net..............................      (141)      (3,441)          (144)             --         (3,726)
Other, net.................................        --        1,419             58              --          1,477
Equity in losses of subsidiaries...........   (12,800)          --             --          12,800             --
                                             --------     --------        -------        --------       --------
Income (loss) before income taxes..........   (12,941)     (16,589)         1,454          12,800        (15,276)
Income tax provision (benefit).............        --       (3,021)           686              --         (2,335)
                                             --------     --------        -------        --------       --------
         Net income (loss).................  $(12,941)    $(13,568)       $   768        $ 12,800       $(12,941)
                                             ========     ========        =======        ========       ========

                      FARAH INCORPORATED AND SUBSIDIARIES

                                NOVEMBER 2, 1997

                                               PARENT     GUARANTOR     NON-GUARANTOR
                                                ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                               -------   ------------   -------------   ------------   ------------
                                                                          (IN THOUSANDS)
                                                      ASSETS
Cash.........................................  $    --     $    536        $ 1,796        $     --       $  2,332
Accounts receivable, net.....................       --       36,078          7,490            (515)        43,053
Inventories..................................       --       60,404         14,388              --         74,792
Other current assets.........................       --       10,371            480              --         10,851
                                               -------     --------        -------        --------       --------
         Total current assets................       --      107,389         24,154            (515)       131,028
                                               -------     --------        -------        --------       --------
Property, plant and equipment, net...........       --       28,756          7,277              --         36,033
Other assets, net............................   84,377      (44,758)          (239)        (30,849)         8,531
                                               -------     --------        -------        --------       --------
         Total assets........................  $84,377     $ 91,357        $31,192        $(31,364)      $175,592
                                               =======     ========        =======        ========       ========
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt and current installments of
    long-term debt...........................  $    --     $ 36,880        $ 3,993        $     --       $ 40,873
  Accounts payable and accrued liabilities...       --       27,078          7,529            (515)        34,092
                                               -------     --------        -------        --------       --------
         Total current liabilities...........       --       63,958         11,522            (515)        74,965
                                               -------     --------        -------        --------       --------
Long-term debt and capital lease
  obligations................................    1,663       12,017             91              --         13,771
Other noncurrent liabilities.................       --        7,344            385          (3,587)         4,142
Stockholders' equity.........................   82,714        8,068         19,194         (27,262)        82,714
                                               -------     --------        -------        --------       --------
         Total liabilities and stockholders'
           equity............................  $84,377     $ 91,387        $31,192        $(31,364)      $175,592
                                               =======     ========        =======        ========       ========

                                NOVEMBER 3, 1996

                                               PARENT     GUARANTOR     NON-GUARANTOR
                                                ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                               -------   ------------   -------------   ------------   ------------
                                                                          (IN THOUSANDS)
                                                      ASSETS
Cash.........................................  $    --     $    542        $ 3,235        $     --       $  3,777
Accounts receivable, net.....................       --       33,738          8,283            (350)        41,671
Inventories..................................       --       50,044         11,989              --         62,033
Other current assets.........................       --        7,915          2,942              --         10,857
                                               -------     --------        -------        --------       --------
         Total current assets................       --       92,239         26,449            (350)       118,338
                                               -------     --------        -------        --------       --------
Property, plant and equipment, net...........       --       16,712          8,658              --         25,370
Other assets, net............................   83,803      (42,522)          (344)        (30,782)        10,155
                                               -------     --------        -------        --------       --------
         Total assets........................  $83,803     $ 66,429        $34,763        $(31,132)      $153,863
                                               =======     ========        =======        ========       ========
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt and current installments of
    long-term debt...........................  $    --     $ 19,959        $ 2,073        $     --       $ 22,032
  Accounts payable and accrued liabilities...       --       30,065          8,060            (350)        37,775
                                               -------     --------        -------        --------       --------
         Total current liabilities...........       --       50,024         10,133            (350)        59,807
                                               -------     --------        -------        --------       --------
Long-term debt and capital lease
  obligations................................    1,663        2,739            304              --          4,706
Other noncurrent liabilities.................       --       10,238            475          (3,503)         7,210
Stockholders' equity.........................   82,140        3,428         23,851         (27,279)        82,140
                                               -------     --------        -------        --------       --------
         Total liabilities and stockholders'
           equity............................  $83,803     $ 66,429        $34,763        $(31,132)      $153,863
                                               =======     ========        =======        ========       ========

                      FARAH INCORPORATED AND SUBSIDIARIES

                          YEAR ENDED NOVEMBER 2, 1997

                                          PARENT    GUARANTOR     NON-GUARANTOR
                                           ONLY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                          ------   ------------   -------------   ------------   ------------
CASH FLOWS FROM (USED IN) OPERATING
  ACTIVITIES:
  Net income (loss).....................  $ 270      $    488        $   (77)        $(411)        $    270
  Adjustments to reconcile net income
     (loss) to net cash from (used in)
     operating activities:
     Depreciation and amortization......     --         4,968            707            --            5,675
     Other adjustments..................     --        (7,768)         1,334            --           (6,434)
     Changes in operating assets and
       liabilities......................     --       (16,824)           325            --          (16,499)
                                          -----      --------        -------         -----         --------
          Net cash from (used in)
            operating activities........    270       (19,136)         2,289          (411)         (16,988)
                                          -----      --------        -------         -----         --------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchases of property, plant and
     equipment..........................     --       (11,059)          (993)          434          (11,618)
  Proceeds from disposition of property,
     plant and equipment................     --            63            456          (434)              85
                                          -----      --------        -------         -----         --------
          Net cash used in investing
            activities..................     --       (10,996)          (537)           --          (11,533)
                                          -----      --------        -------         -----         --------
CASH FLOWS FROM (USED IN) FINANCING
  ACTIVITIES:
  Net change in debt....................     --        20,249          1,480            --           21,729
  Net change in equity..................    323         4,152         (4,561)          409              323
  Other.................................   (574)        5,725            (91)          (17)           5,043
                                          -----      --------        -------         -----         --------
          Net cash from (used in)
            financing activities........   (251)       30,126         (3,172)          392           27,095
                                          -----      --------        -------         -----         --------
Effect of exchange rate changes on
  cash..................................    (19)           --            (19)           19              (19)
                                          -----      --------        -------         -----         --------
Net decrease in cash....................     --            (6)        (1,439)           --           (1,445)
Cash, beginning of period...............     --           542          3,235            --            3,777
                                          -----      --------        -------         -----         --------
Cash, end of period.....................  $  --      $    536        $ 1,796         $  --         $  2,332
                                          =====      ========        =======         =====         ========

                      FARAH INCORPORATED AND SUBSIDIARIES

                          YEAR ENDED NOVEMBER 3, 1996

                                                                        NON-
                                           PARENT     GUARANTOR      GUARANTOR
                                            ONLY     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                           -------   ------------   ------------   ------------   ------------
CASH FLOWS FROM (USED IN) OPERATING
  ACTIVITIES:
  Net income.............................  $ 6,756     $  4,395       $ 2,502        $(6,897)       $  6,756
  Adjustments to reconcile net income to
     net cash from operating activities:
     Depreciation and amortization.......       --        4,483           951             --           5,434
     Other adjustments...................       --      (13,505)          213             --         (13,292)
     Changes in operating assets and
       liabilities.......................       --       20,043        (3,664)           174          16,553
                                           -------     --------       -------        -------        --------
          Net cash from operating
            activities...................    6,756       15,416             2         (6,723)         15,451
                                           -------     --------       -------        -------        --------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchases of property, plant and
     equipment...........................       --         (559)       (3,838)            --          (4,397)
  Proceeds from disposition of property,
     plant and equipment.................       --       21,674         1,015             --          22,689
                                           -------     --------       -------        -------        --------
          Net cash from (used in)
            investing activities.........       --       21,115        (2,823)            --          18,292
                                           -------     --------       -------        -------        --------
CASH FLOWS FROM (USED IN) FINANCING
  ACTIVITIES:
  Net change in debt.....................       --      (30,791)       (2,611)            --         (33,402)
  Net change in equity...................    1,336        5,517           287         (5,804)          1,336
  Other..................................   (8,170)     (11,417)        5,347         12,605          (1,635)
                                           -------     --------       -------        -------        --------
          Net cash from (used in)
            financing activities.........   (6,834)     (36,691)        3,023          6,801         (33,701)
                                           -------     --------       -------        -------        --------
Effect of exchange rate changes on
  cash...................................       78           --            78            (78)             78
                                           -------     --------       -------        -------        --------
Net increase (decrease) in cash..........       --         (160)          280             --             120
Cash, beginning of period................       --          702         2,955             --           3,657
                                           -------     --------       -------        -------        --------
Cash, end of period......................  $    --     $    542       $ 3,235        $    --        $  3,777
                                           =======     ========       =======        =======        ========

                      FARAH INCORPORATED AND SUBSIDIARIES

                          YEAR ENDED NOVEMBER 3, 1995

                                                                        NON-
                                           PARENT     GUARANTOR      GUARANTOR
                                            ONLY     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                          --------   ------------   ------------   ------------   ------------
CASH FLOWS FROM (USED IN) OPERATING
  ACTIVITIES:
  Net income (loss).....................  $(12,941)    $(13,568)       $  768        $12,800        $(12,941)
  Adjustments to reconcile net income
     (loss) to net cash from (used in)
     operating activities:
     Depreciation and amortization......        --        3,088           932              0           4,020
     Other adjustments..................        --       (5,132)          410              0          (4,722)
  Changes in operating assets and
     liabilities........................        --       (8,172)        1,374           (210)         (7,008)
                                          --------     --------        ------        -------        --------
          Net cash from (used in)
            operating activities........   (12,941)     (23,784)        3,484         12,590         (20,651)
                                          --------     --------        ------        -------        --------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchases of property, plant and
     equipment..........................        --       (9,616)       (2,140)            --         (11,756)
  Proceeds from disposition of property,
     plant and equipment................        --        1,761            24             --           1,785
                                          --------     --------        ------        -------        --------
          Net cash used in investing
            activities..................        --       (7,855)       (2,116)            --          (9,971)
                                          --------     --------        ------        -------        --------
CASH FLOWS FROM (USED IN) FINANCING
  ACTIVITIES:
  Net change in debt....................        --       29,031         2,882             --          31,913
  Net change in equity..................       967        2,971        (2,940)           (31)            967
  Other.................................    11,991         (323)          (48)       (12,576)           (956)
                                          --------     --------        ------        -------        --------
          Net cash from (used in)
            financing activities........    12,958       31,679          (106)       (12,607)         31,924
                                          --------     --------        ------        -------        --------
Effect of exchange rate changes on
  cash..................................       (17)          --           (17)            17             (17)
                                          --------     --------        ------        -------        --------
Net increase in cash....................        --           40         1,245             --           1,285
Cash, beginning of period...............        --          662         1,710             --           2,372
                                          --------     --------        ------        -------        --------
Cash, end of period.....................  $     --     $    702        $2,955        $    --        $  3,657
                                          ========     ========        ======        =======        ========